UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 31, 2021

Yijia Group Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-218733	35-2583762
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 N Gould St., Suite 22545

Sheridan, WY 82801

(Address of principal office)

(310) 266-3738

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                       Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 30, 2021, YIJIA Group Corp. (the “Company”), entered into two consultant agreements (together, the “Agreements”) with Care365 LLC (“Care365”) and SBV Workforce Management (“SBV,” and together with Care365, the “Clients”). Pursuant to the Agreements, the Company will provide consulting services to the Clients relating financial services. The Company is charging Care365 a monthly fee of $10,000. The Company is charging SBV a monthly fee of $5,000. The Agreements are for three (3) months and automatically renew every three months until terminated by either party.

Both of the Agreements were made at arms-length.

Item 5.06 Change in Shell Company Status

Prior to the Agreements, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). Following the entry into the Agreements described in Item 1.01 of this report on Form 8-K, the Company is no longer a shell company, as defined in Rule 12b-2 under the Securities Exchange Act of 1934. Since the date of the Agreements, the Company is reporting more than nominal revenue in its periodic reports.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

10.1	Consultant Agreement, dated July 30, 2021, by and between the Company and Care365 LLC
10.2	Consultant Agreement, dated July 30, 2021, by and between the Company and SBV Workforce Management
104	Cover Page Interactive Data File formatted in inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 15, 2022

YIJIA Group Corp.

/s/ Barry Sytner
By: Tile:	Barry Sytner Chief Executive Officer

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